For period ending  January 31, 1998
File number 811-8764


77.  A.   Is the Registrant filing any of the following attachments with the current filing of Form N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)_Y_
                                                                          Y/N


NOTE:  If answer is "Y" (Yes), mark those items below being filed as an
       attachment to this form or incorporated by        reference.        _Y_
                                                                          Y/N

     B.   Accountant's report on internal control                         ___
     C.   Matters submitted to a vote of security holders                 _N_
     D.   Policies with respect to security investments                   _Y_
     E.   Legal proceedings                                               _N_
     F.   Changes in security for debt                                    _N_
     G.   Defaults and arrears on senior securities                       _N_
     H.   Changes in control of Registrant                                _N_
     I.   Terms of new or amended securities                              _N_
     J.   Revaluation of assets or restatement of capital share account   _N_
     K.   Changes in Registrant's certifying accountant                   _N_
     L.   Changes in accounting principles and practices                  ___
     M.   Mergers                                                         _N_
     N.   Actions required to be reported pursuant to Rule 2a-7           _N_
     O.   Transactions effected pursuant to Rule 10f-3                    _N_
     P.   Information required to be filed pursuant to existing exemptive
          orders                                                          _N_
Attachment Information (Cont. On Screen 39)

For period ending January 31, 1998

File number 811-8764


Attachment Information (Cont. from Screen 38)

77.  Q.   1.   Exhibits                                                   _Y_
                                                                          Y/N

          2.   Any information called for by instructions to sub-item 77Q2 _N_
                                                                          Y/N

          3.   Any information called for by instructions to sub-item 77Q3 _N_
                                                                          Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __


79. List the "811" numbers and names of Registrant's wholly-owned investment company subsidiaries consolidated in this report.


811 Number
Subsidiary Name

For period ending  January 31, 1998
Attachment 77D
File number 811-8764
                 PaineWebber PACE Select Advisors Trust

     At the board of trustees, meeting held on September 9, 1997, the board approved a non-fundamental investment policy change for PACE Small/Medium Company Growth Equity Investments to decrease the amount of the Portfolio's assets that must be invested in common stocks of issuers with total market capitalization of less than $2.5 billion from 80% to 65%.

     At the board of trustees, meeting held on September 9, 1997, the board approved the elimination of the following non-fundamental investment restrictions of the Trust:

     1.) A Portfolio will no invest in oil, gas or other mineral leases or exploration or development programs;

     2.) A Portfolio will not make investments for the purpose of exercising control or management;

     3.) A Portfolio will not purchase any securities if as a result (unless the security is acquired pursuant to a plan of reorganization or an offer of exchange) the Portfolio would own any securities of a registered open-end investment company or more than 3% of the total outstanding voting stock of any registered closed-end investment company or more than 5% of the total value of the Portfolio's total assets would be invested in securities of any one or more registered closed-end investment companies;

     4.) A Portfolio will not purchase any security if as a result the Portfolio would then have more than 5% of its total assets invested in securities of companies (including predecessors) that have been in continuous operation for fewer than three years;

     5.) A Portfolio will not purchase or retain securities of any company if, to the knowledge of the Trust after reasonable inquiry, any of the Trust's officers or trustees or any officer or director of Mitchell Hutchins or the Adviser for that Portfolio individually owns more than 1/2 of 1% of the outstanding securities of the company and together they own beneficially more than 5% of the securities;

     6.) A Portfolio will not invest in excess of 5% of the value of its net assets in warrants, valued at the lower of cost or market value. Included within this amount, but not to exceed 2% of the value of a Portfolio's net assets, may be warrants that are not listed on the New York Stock Exchange, Inc. ("NYSE") or the American Stock Exchange, Inc. Warrants acquired by a Portfolio in units or attached to securities may be deemed to be without value;

     7.) A Portfolio (other than PACE Small/Medium Company Growth Equity Investments) will not purchase the securities of any issuer which, together with its predecessors, has a record of less than three years of continuous operation, or in securities which are restricted as to disposition (including Rule 144A securities) if, as a result of such purchase, more than 15% of the Portfolio's total assets would be invested in such securities;

     8.) PACE Small/Medium Company Growth Equity Investments will not invest more than 10% of its nest assets in (i) securities of any issuer which, together with its predecessors, has a record of less than three years of continuous operation, (ii) illiquid securities, and (iii) securities of issuers that are restricted from being sold to the public without registration under the 1933 Act. This restriction does not apply to restricted securities eligible for resale pursuant to Rule 144A under the 1933 Act determined to be liquid under guidelines approved by the Trust's board of trustees;

     9.) PACE Small/Medium Company Growth Equity Investments will not engage in short-term trading, and

     10.) PACE Small/Medium Company Growth Equity Investments will not invest in puts, calls, straddles, spreads, and any combination thereof unless such investments are for hedging purposes or are covered by cash or securities.

          Exhibit Q(1)


                 PaineWebber PACE Select Advisors Trust

New Sub-Advisory Agreement between Mitchell Hutchins Asset Management Inc., and Alliance Capital Management L.P., incorporated by reference from Post-Effective Amendment No. 4 to the registration statement of PaineWebber PACE Select Advisors Trust (SEC File No. 033-87254, filed on
November 13, 1997, Accession No. 0001047469-97-004381).
                                                             Exhibit Q(1)

                 PaineWebber PACE Select Advisors Trust

                         SUB-ADVISORY AGREEMENT


     Agreement made as of January 16, 1998 between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and BRANDYWINE ASSET MANAGEMENT, INC., a Delaware corporation
     ("Sub-Adviser" or "Brandywine") (the "Agreement").


                                RECITALS

     (1) Mitchell Hutchins has entered into a Management Agreement dated June 15, 1995 ("Management Agreement") with PaineWebber PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust ("Trust")), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"),with respect to the PACE SMALL/MEDIUM COMPANY VALUE EQUITY INVESTMENTS ("Portfolio") series of the Trust; and

     (2) Mitchell Hutchins entered into a Sub-Advisory Agreement dated as of June 15, 1995 (the "Old Sub-Advisory Agreement") with Brandywine with respect to the Portfolio, pursuant to which Brandywine agreed to furnish certain investment advisory services;

     (3) Effective January 16, 1998, Brandywine became a wholly owned subsidiary of Legg Mason, Inc., and as a result of this transaction, the Old Sub-Advisory Agreement between Mitchell Hutchins and Brandywine automatically terminated; and

     (4) Mitchell Hutchins and Brandywine wish to enter into a new Sub-Advisory Agreement embodying substantially the same terms and provisions as the Old Sub-Advisory Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   Duties as Sub-Adviser.

     (a) Subject to the supervision of and any guidelines adopted by the Trust's Board of Trustees (the "Board"), the Sub-Adviser will provide a continuous investment program for the Portfolio, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions.
     The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Portfolio's Registration Statement.

     (b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.

     (c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (d) At such times as shall be reasonably requested by the Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the Portfolio's performance and make available to the Board and Mitchell Hutchins any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser.

     (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Trust Instrument, By-Laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the written instructions and written directions of the Board and Mitchell Hutchins and will comply with the applicable requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended ("Advisers Act"), the rules under each, Subchapter M of the Internal Revenue Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Adviser's duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or Mitchell Hutchins shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

     4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or Mitchell Hutchins.

     5.   Compensation.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Mitchell Hutchins, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of .30% of the Portfolio's average daily net assets (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

     (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) For those periods in which Mitchell Hutchins has agreed to waive all or a portion of its management fee, Mitchell Hutchins may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

     (d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     6. Limitation Of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by Mitchell Hutchins in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

    (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
    Section 9(a) of the 1940 Act or otherwise.

    (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents or the appropriate regulatory authority to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

    (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

    (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

    (e) The Sub-Adviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of Mitchell Hutchins.

    8. Services Not Exclusive. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, Portfolio or Mitchell Hutchins or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Portfolio or Mitchell Hutchins except as otherwise imposed by law or by this Agreement.

    9.   Duration and Termination.

   (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

   (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from its effective date. Thereafter, if not terminated, this Agreement shall continue for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

   (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by Mitchell Hutchins:
   (i) upon 120 days' written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or
   (iii) immediately if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to Mitchell Hutchins. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

  10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

  11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

  12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This
  Agreement may be signed in counterpart.

  13. Notices. Any written notice herein required to be given to the Sub-Adviser or Mitchell Hutchins shall be deemed to have been given upon receipt of the same at their respective addresses set forth below.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:             MITCHELL HUTCHINS ASSET MANAGEMENT INC.
                    1285 Avenue of the Americas
                    New York, New York  10019



/s/Andrew S. Novak            By:  /s/Julian Sluyters
----------------------------            -------------------------
Andrew S. Novak               Name:  Julian Sluyters
Vice President                Title: Chief Administrative Officer


Attest:             BRANDYWINE ASSET MANAGEMENT, INC.
                    Three Christina Centre
                    Suite 1200
                    201 N. Walnut Street
                    Wilmington, Delaware  19801



/s/Joceylyn M. Webb      By:  /s/Michael D. Jamison
-----------------------------                ------------------------------
Joceylyn M. Webb              Name:  Michael D. Jamison
Account Administrator              Title: Managing Director